UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2010

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On January 18, 2010, the board of directors (the “Board of Directors”) of SinoHub, Inc. (the “Company”) established a compensation committee of the Board of Directors (the “Compensation Committee”) consisting of independent directors Charles T. Kimball, chairman, Richard L. King and Will Wang Graylin as its members, and delegated to the Compensation Committee all power and authority of the Board of Directors to oversee and administer the Company’s compensation plans and executive compensation matters.  Also on January 18, 2010, the Board of Directors approved the recommendations and ratified the determinations of the Compensation Committee and authorized the Company to:

(1)
enter into restricted share award agreements, effective January 18, 2010, with each of Henry T. Cochran, Lei Xia, and De Hai Li, pursuant to which Messrs. Cochran, Xia and Li shall be issued 21,875, 19,250 and 17,500 shares of restricted common stock, respectively, pursuant to the Company’s Amended and Restated 2008 Stock Plan, which shares of restricted common stock shall vest on December 31, 2010;

(2)
at such time as any taxes arising from the grant of the awards of restricted common stock described in paragraph (1) become due and payable by any of Messrs. Cochran, Xia and Li, make a tax gross-up payment to such officer or officers in the amount of such taxes plus any additional taxes payable in respect of any such tax gross-up payment; and

(3)	increase the annual base salaries of Messrs. Cochran, Xia and Li to $250,000, $220,000 and $200,000, respectively, for 2010.

The form of restricted share award agreement between the Company and each of Messrs. Cochran, Xia and Li described in paragraph (1) herein above is filed herewith as Exhibit 10.1.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement effective January 18, 2010 by and between SinoHub, Inc. and each of Henry T. Cochran, Lei Xia, and De Hai Li.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: January 21, 2010	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement effective January 18, 2010 by and between SinoHub, Inc. and each of Henry T. Cochran, Lei Xia, and De Hai Li.